Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108149 of WPP Group plc on Form S-8 of our report dated June 27, 2011 appearing in this Annual Report on Form 11-K of J. Walter Thompson Company Profit Sharing and Matched Savings Plan for the year ended December 31, 2010.

/s/ Bencivenga Ward & Company, CPAs, P.C.

Valhalla, New York

June 27, 2011